EXHIBIT 8.1
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               Administradora de Fondos de Pensiones Provida S.A.

                              List of Subsidiaries
                              --------------------


The following chart sets forth the significant subsidiary, as defined in Rule 1-02(v) of Regulation S-X under the Securities Act of 1933, as amended, of Administradora de Fondos de Pensiones Provida S.A.:

                                     Other Name by             Jurisdiction of
        Subsidiary                    Which Known               Organization
        ----------                   -------------             ---------------

Provida Internacional S.A.                --                        Chile